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                                    EXHIBIT I


ITEM 3

          (b)   X   Bank as defined in Section 3(a)(b) of the Act
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                    Chancellor LGT Trust Company

          (c)   X   Investment Adviser registered under Section 203 of the
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Investment Advisers Act of 1940.

                    Chancellor LGT Asset Management, Inc.